Exhibit 99.1

Contact: Bruce Frymire

Director, Corporate Communications & Investor Relations

650.965.6042 bfrymire@cybersource.com

CyberSource Announces Second Quarter 2006 Financial Results

MOUNTAIN VIEW, Calif. – July 26, 2006 – CyberSource Corporation (NASDAQ: CYBS), a leading provider of electronic payment and risk management solutions, today announced financial results for its second quarter ended June 30, 2006.

•	Revenue in the second quarter increased to $16.4 million, a 38% increase over the same period last year.

•	Net income for the second quarter was $0.8 million on a GAAP basis as compared to $1.4 million for the second quarter of the prior year. Non-GAAP net income which excludes stock based compensation expense, the non-cash portion of the tax provision, depreciation and amortization expense, and other non-recurring charges and income was $2.6 million as compared to $1.6 million for the second quarter of the prior year, an increase of 61%. A reconciliation of the GAAP to non-GAAP results is attached with the financial statements.

•	GAAP earnings per share was $0.02 compared to $0.04 in the same period last year. Non-GAAP earnings per share was $0.07 compared to $0.04 in the same period last year.

•	Transaction volumes increased to a record 198.7 million during the quarter, a 35% increase over the 147.2 million transactions processed in the same period last year.

•	CyberSource added approximately 1,500 new customers in the second quarter.

Second quarter 2006 financial results

Revenue: CyberSource’s second quarter revenue was $16.4 million compared to $11.9 million in the same period last year, an increase of 38% and surpassing the company’s prior guidance of $16 million.

Gross profit

•	GAAP gross profit was $8.7 million compared to $7.0 million in the same period last year.

•	Non-GAAP gross profit was $9.1 million compared to $7.1 million in the second quarter of 2005.

Operating expenses

•	GAAP operating expenses were $8.3 million compared to $5.9 million in the same period last year. Operating expenses were $0.6 million below the company’s prior guidance of $8.9 million.

•	Non-GAAP operating expenses were $7.0 million compared to $5.8 million in the same period last year.

Net income

•	GAAP net income was $0.8 million compared to $1.4 million in the same period last year.

•	Non-GAAP net income was $2.6 million compared to $1.6 million in the same period last year, an increase of 61% and surpassing the company’s prior guidance of $1.6 million.

Earnings per share

•	GAAP earnings per share was $0.02 compared to $0.04 in the same period last year, surpassing the company’s prior guidance of break even.

•	Non-GAAP earnings per share was $0.07 compared to $0.04 in the same period last year, an increase of 75%, and surpassing the company’s prior guidance of $0.04.

Balance sheet: Cash, cash equivalents, and short-term investments at the end of the second quarter of 2006 were $50.6 million compared to $48.8 million as of March 31, 2006. The increase includes approximately $0.7 million in cash received from employee stock option exercises and $1.1 million used to repurchase 131,800 shares of CyberSource common stock at an average price of $8.52. The company has no long term debt.

Six-month financial highlights

Revenue: Revenue for the six-month period ended June 30, 2006 was $32.0 million compared to $23.1 million for the same six-month period last year, an increase of 39%.

Net income:

•	GAAP net income was $1.7 million or $0.04 per share for the six months ended June 30, 2006 compared to $2.4 million or $0.07 per share for the same period last year.

•	Non-GAAP net income was $5.0 million or $0.14 per share for the six months ended June 30, 2006 compared to $2.8 million or $0.08 per share for the same period last year.

Other developments during the quarter

Customer growth

•	CyberSource signed approximately 1,500 new customers this quarter including: Avis Europe, Capital One Merchant Services, Kate Spade LLC, Phillip Morris SA, Rand McNally & Co., Shell Global Solutions, and Sirius Satellite Canada. Net new customers added this quarter increase the company’s total customer count to over 15,000.

•	Existing customers that added new services or renewed agreements during the quarter include: Apple Computer, eLuxury, iBasis, Match.com, Nike, and Sephora.

•	Approximately 150 customers selected CyberSource for merchant account services during the quarter. CyberSource now has approximately 1,400 acquiring customers.

Launch of Payment Data Management service

•	On June 6, 2006, CyberSource announced the launch of Payment Data Management, a new service that enables eCommerce merchants to process electronic payments without the risk of storing or handling sensitive credit card information. With Payment Data Management, CyberSource processes and stores all payment data on behalf of the merchant in secure, PCI-certified data centers. Consumer payment is safer, merchant risk decreases, and merchant compliance with mandatory card association rules is simpler and faster.

BidPay re-opens with seller protection

•

CyberSource Corporation’s wholly-owned subsidiary BidPay.com was re-launched on June 14, 2006. Acquired by CyberSource in March of this year, BidPay had over 4 million registered users prior to ceasing operations in December 2005. The service returns with a number of innovations including seller protection and the ability for sellers to accept international payments. Seller protection means that BidPay sellers are assured of receiving payment for their approved auctions without the need for special bonding, insurance, escrow, or risk of subsequent chargebacks. BidPay recorded revenue of $11,000 during the second quarter which is included in transaction and support revenue for CyberSource. BidPay contributed a net loss of approximately $0.3 million during the second quarter.

CyberSource introduces fraud protection for European direct debit purchases

•	On June 24, 2006, CyberSource announced first-of-a-kind third-party fraud protection for direct debit purchases made from Europe. Direct debit is one of the most common payment methods used in Europe, but until now there have been few protections against fraud for online direct debit payments. CyberSource merchants accepting European direct debits can now apply the same CyberSource fraud protection tool on direct debits that they have successfully used for years to verify credit card purchases. Decision Manager, following customer-configured rules, automatically evaluates transactions in real time and helps merchants determine whether the transactions should be approved, rejected or held for further review.

Addition to executive management team

•	Carolyn Brackett was named vice president, channels and alliances. Working with financial institutions, resellers, and other alliances, Ms. Brackett will have primary responsibility for strengthening and building the company’s channel program, which represents a meaningful portion of the company’s business. Ms. Brackett was most recently vice president, marketing and strategic alliances at UnitedHealth Group. Before that she held positions of increasing responsibility at First Data Corporation, including the position of senior vice president, business development. She reports to Mike Walsh, senior vice president, worldwide sales.

Guidance for the third quarter and full year 2006:

Summarized in the table below is the company’s guidance on a GAAP basis for the three months ending September 30, 2006:

(in 000’s)	CyberSource(1)	BidPay(2)	Combined
Transaction and support	$15,500	$200	$15,700
Enterprise software	700	—	700
Professional services	1,000	—	1,000

Total revenue	17,200	200	17,400

Gross profit (loss)	8,800	(500)	8,300

Total operating expenses	9,100	300	9,400

Net income (loss)	$200	$(500)	$(300)

Earnings (loss) per share	$0.01	$(0.01)	$(0.01)

Diluted shares (3)	37,500	37,500	37,500

Summarized in the table below is the company’s guidance on a Non-GAAP basis for the three months ending September 30, 2006:

(in 000’s)	CyberSource(1)	BidPay(2)	Combined
Transaction and support	$15,500	$200	$15,700
Enterprise software	700	—	700
Professional services	1,000	—	1,000

Total revenue	17,200	200	17,400

Gross profit (loss)	9,000	(400)	8,600

Total operating expenses	7,700	300	8,000

Net income (loss)	$1,900	$(700)	$1,200

Earnings (loss) per share	$0.05	$(0.02)	$0.03

Diluted shares (3)	37,500	37,500	37,500

Summarized in the table below is the company’s guidance on a GAAP basis for the year ending December 31, 2006:

(in millions)	CyberSource(1)	BidPay(2)	Combined
Total revenue	$68.1 – $69.5	$0.4 – $0.5	$68.5 - $70.0

Gross profit (loss)	$35.8 - $36.2	$(0.8) – $(0.9)	$34.9 - $35.4

Total operating expenses	$33.4 - $33.7	$0.7 - $0.8	$34.1 - $34.5

Net income (loss)	$2.8 - $3.2	$(1.0)	$1.8 - $2.2

Earnings (loss) per share	$0.07 - $0.08	$(0.03)	$0.05 - $0.06

Diluted shares (3)	37.5	37.5	37.5

Summarized in the table below is the company’s guidance on a Non-GAAP basis for the year ending December 31, 2006:

(in millions)	CyberSource(1)	BidPay(2)	Combined
Total revenue	$68.1 – $69.5	$0.4 – $0.5	$68.5 - $70.0

Gross profit (loss)	$37.4 - $37.9	$(0.6) – $(0.7)	$36.7 - $37.2

Total operating expenses	$29.3 - $29.8	$0.6 - $0.8	$29.9 - $30.4

Net income (loss)	$10.4 - $11.0	$(1.4) – $(1.5)	$9.0 - $9.5

Earnings (loss) per share	$0.28 - $0.29	$(0.04)	$0.24 - $0.25

Diluted shares (3)	37.5	37.5	37.5

(1)	Excludes revenue and expenses relating to BidPay.
(2)	Does not include allocations of corporate overhead.
(3)	Represents the weighted average number of shares used in computing diluted net income (loss) per share.

Public call/web cast details

CyberSource will host a public conference call today, July 26, 2006, at 4:30 p.m. Eastern time (1:30 p.m. Pacific time) to discuss the second quarter results. The call can be accessed in either of the following ways:

Live web cast

http://www.cybersource.com/cgi-bin/ir.pl

A replay of this web cast will remain available at this location through August 4, 2006.

Live conference call

Dial 888-542-8515 (U.S. and Canada) 706-634-2163 (International). The call’s ID number is: 1797528.

A taped replay of this call will be available through August 4, 2006. The dial-in numbers for the taped replay are 800-642-1687 (U.S.) 706-645-9291 (local or international). The call’s ID number is 1797528.

About CyberSource

CyberSource Corporation is a leading provider of electronic payment and risk management solutions. CyberSource solutions enable electronic payment processing for Web, call center, and POS environments. CyberSource also offers industry leading risk management solutions for merchants accepting card-not-present transactions. CyberSource Professional Services designs, integrates, and optimizes commerce transaction processing systems. Over 15,000 businesses use CyberSource solutions, including half the companies comprising the Dow Jones Industrial Average. The company is headquartered in Mountain View, California, and has sales and service offices in Japan, the United Kingdom, and other locations in the United States. For more information, please visit CyberSource’s web site at www.cybersource.com or email info@cybersource.com.

GAAP versus non-GAAP Results and Guidance

In addition to financial results presented on a GAAP basis, the company has provided non-GAAP measures of gross margin, operating expenses, net income and earnings per share, which are adjusted to exclude certain non-cash items. For purposes of this release, non-GAAP gross margin, operating expenses, net income and earnings per share exclude stock based compensation expense under SFAS 123R, the non-cash portion of the income tax provision resulting from the Q4 2005 reduction in the company’s deferred tax asset valuation allowance, and depreciation and amortization expense. A reconciliation of the GAAP to non-GAAP results is attached with the financial statements. The company believes that presentation of both GAAP and non-GAAP financial results may provide investors with additional meaningful and relevant financial information. Management believes the non-GAAP measures help indicate trends in the company’s business, and management uses the non-GAAP measures to plan and forecast future periods. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for GAAP measures or data prepared in accordance with GAAP. Furthermore, non-GAAP information may not be comparable across companies, as other companies may use different non-GAAP measures.

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995

Statements in this release that are not purely historical are forward- looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including, without limitation, statements regarding the company’s expectations, objectives, anticipations, plans, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements in this release include, without limitation, statements regarding: (1) the Payment Management service providing more security for consumers and less risk for merchants; (2) the fraud protection service for direct debit payments in Europe; and, (3) financial guidance including, without limitation, those regarding revenue, transaction volume, operating expenses, net income, earnings per share, deferred tax assets, and cash balance. Factors that could cause actual results to differ materially from the forward looking statements include risks and uncertainties such as changes in Generally Accepted Accounting Principles and the application thereof, changes in customer needs, new products and services offerings by the company and its competitors, any unforeseen event or any unforeseen system failures, and other risks indicated in our filings with the Securities and Exchange Commission. It is important to note that actual outcomes could differ materially from those in such forward- looking statements. Readers should also refer to the documents filed by CyberSource with the Securities and Exchange Commission, specifically the annual report filed on Form 10-K for the year ended December 31, 2005, filed with the Securities and Exchange Commission on March 10, 2006, and our quarterly reports filed on Form 10-Q from time to time, all of which identify important risk factors.

© 2006 CyberSource Corporation. All rights reserved. CyberSource is a registered trademark in the U.S. and other countries. Bidpay is a registered trademark in the U.S. All other brands and product names are trademarks or registered trademarks of their respective companies.

(Tables follow)

CyberSource Corporation

GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Transaction and support	$14,511	$9,754	$28,106	$19,014
Enterprise software	764	1,116	1,547	2,251
Professional services	1,123	1,042	2,329	1,807

Total revenues	16,398	11,912	31,982	23,072

Cost of revenues:
Transaction and support	7,068	4,031	13,506	7,553
Enterprise software	56	370	114	501
Professional services	580	509	1,229	898

Total cost of revenues	7,704	4,910	14,849	8,952

Gross profit	8,694	7,002	17,133	14,120

Operating expenses:
Product development	2,269	1,972	4,383	3,938
Sales and marketing	3,494	2,600	6,899	5,544
General and administrative	2,562	1,287	4,499	2,701

Total operating expense	8,325	5,859	15,781	12,183

Income from operations	369	1,143	1,352	1,937
Other income	400	—	400	—
Interest income, net	554	292	1,036	537

Income before taxes	1,323	1,435	2,788	2,474

Income tax provision	533	32	1,123	53

Net income	$790	$1,403	$1,665	$2,421

Basic net income per share	$0.02	$0.04	$0.05	$0.07

Diluted net income per share	$0.02	$0.04	$0.04	$0.07

Weighted average number of shares used in computing basic net income per share	34,616	33,174	34,419	33,246

Weighted average number of shares used in computing diluted net income per share	37,325	35,568	37,002	35,441

CyberSource Corporation

Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
Revenues:
Transaction and support	$14,511	$9,754	$28,106	$19,014
Enterprise software	764	1,116	1,547	2,251
Professional services	1,123	1,042	2,329	1,807

Total revenues	16,398	11,912	31,982	23,072

Cost of revenues:
Transaction and support	6,681	3,925	12,830	7,347
Enterprise software	51	370	106	501
Professional services	580	509	1,229	898

Total cost of revenues	7,312	4,804	14,165	8,746

Gross profit	9,086	7,108	17,817	14,326

Operating expenses:
Product development	2,010	1,937	3,934	3,870
Sales and marketing	3,168	2,566	6,336	5,476
General and administrative	1,862	1,269	3,500	2,668

Total operating expense	7,040	5,772	13,770	12,014

Income from operations	2,046	1,336	4,047	2,312
Interest income, net	554	292	1,036	537

Income before taxes	2,600	1,628	5,083	2,849

Income tax provision	30	32	63	53

Net income	$2,570	$1,596	$5,020	$2,796

Basic net income per share	$0.07	$0.05	$0.15	$0.08

Diluted net income per share	$0.07	$0.04	$0.14	$0.08

Weighted average number of shares used in computing basic net income per share	34,616	33,174	34,419	33,246

Weighted average number of shares used in computing diluted net income per share	37,325	35,568	37,002	35,441

The non-GAAP results provide information reflecting the elimination of FAS123R expenses, the non-cash portion of the tax provision and the non-recurring settlement proceeds received for the three and six months ended June 30, 2006, and the elimination of depreciation and amortization for the three and six months ended June 30, 2006 and 2005.

CyberSource Corporation

Reconciliation of GAAP Net Income to Non-GAAP Net Income

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2006	2005	2006	2005
GAAP net income	$790	$1,403	$1,665	$2,421
Add FAS123R expense	1,319	—	2,058	—
Add non-cash tax provision	503	—	1,060	—
Less settlement proceeds*	(400)	—	(400)	—
Add depreciation expense	335	193	607	375
Add amortization of intangible assets	23	—	30	—

Non-GAAP net income	$2,570	$1,596	$5,020	$2,796

*	In April 2006, CyberSource received $400,000 as consideration for dismissing a lawsuit that CyberSource filed against CardSystems Solutions, Inc. in October 2005.

CyberSource Corporation

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	June 30, 2006	December 31, 2005
Assets
Current assets:
Cash, cash equivalents and short-term investments	$50,647	$47,001
Accounts receivable, net	8,476	8,592
Prepaid expenses and other current assets	1,677	2,843
Deferred income taxes	2,351	3,192

Total current assets	63,151	61,628

Property and equipment, net	2,998	2,542
Intangible assets, net	2,959	—
Other noncurrent assets	1,717	1,157

Total assets	$70,825	$65,327

Liabilities and Stockholders’ Equity

Current liabilities:
Accounts payable	$482	$519
Other accrued liabilities	4,567	5,944
Deferred revenue	2,058	1,931

Total current liabilities	7,107	8,394

Deferred tax liability	1,218	—

Total stockholders’ equity	62,500	56,933

Total liabilities and stockholders’ equity	$70,825	$65,327